                                                                    EXHIBIT 3.95


                            ARTICLES OF INCORPORATION

                                       OF

                               SYNAGRO TEXAS, INC.


         I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE

         The name of the corporation shall be:

                               SYNAGRO TEXAS, INC.

                                   ARTICLE TWO

         The period of its duration shall be perpetual.

                                 ARTICLE THREE

         The purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which this corporation shall have the authority to issue is:

                     One Thousand (1,000) At $0.10 Par Value

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The post office address of its initial registered office is: 800 Brazos, Austin, TX, 78701 and the name of the registered agent at such address is: Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.


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                                  ARTICLE SEVEN

         The number of directors constituting the initial board of directors is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

          NAME                               ADDRESS
          ----                               -------
     Ross M. Patten        1800 Bering Suite 1000, Houston, Texas 77057
     Mark A. Rome          1800 Bering Suite 1000, Houston, Texas 77057

ARTICLE Eight

         The name and address of the incorporator is:

           NAME                                ADDRESS
CORPORATION SERVICE COMPANY                    800 Brazos
                                               Austin, TX 78701-2507


         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 1st day of November, A.D., 2000.

                                               /s/ Marissa Guanio
                                               ------------------
                                               Incorporator
                                               Marissa Guanio


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